Exhibit 99.1

Hycroft Mining Holding Corp. 8181 East Tufts Ave, Suite 510 Denver, CO 80237 Tel: 303.253.3267 NEWS RELEASE

HYCROFT PROVIDES PRELIMINARY FIRST QUARTER 2022 OPERATING RESULTS

WINNEMUCCA, NV, April 26, 2022 - Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or the “Company”), a gold and silver development company which owns the Hycroft Mine in the prolific mining region of Northern Nevada, provides preliminary operating results for the first quarter of 2022 and general corporate update.

2021 Highlights

•	Safety: Hycroft’s safety performance continues to improve with a 0.29 Total Recordable Injury Frequency Rate (TRIFR) at March 31, 2022, well below industry average of 1.75. Year-to-date 2022, the TRIFR is 0.00.

•	Production: Gold production for the quarter ended March 31, 2022, was 5,358 ounces and silver production was 16,861 ounces, both in line with forecast. Processing of ore on leach pads is currently planned to proceed through the second quarter of 2022.

•	Cash Position: The Company ended the first quarter 2022 with $172.8 million of cash on hand.

Project Update

•	Drill Results: As we initially reported in our February 22, 2022 news release, results from the Company’s 2021 drill program continue to be delayed due to backlogs in the independent labs associated with reduced staffing levels from the Covid-19 pandemic and high demand for these services. To date, the Company has received results for approximately 30% of the drill samples. Additional results on the remaining samples are anticipated to be received over the course of the next two quarters, assuming no further delays.

•	Potential under-estimation of silver in the resource model: Following our review of the resource in 2021, we announced on February 22, 2022 that silver may be under-estimated in the resource model noting that a significant portion of historical drilling in the database does not include assay information for silver. With silver currently estimated to contribute 40-50% of the potential value at the Hycroft mine under the milling process, the Company believes this information is an important factor to the overall understanding of the resource. This represents a significant potential opportunity at Hycroft. The Company has located a portion of the historical pulps and has sent them to an independent lab to re-analyze for the missing silver values. It may become necessary to conduct additional drilling to gather samples for the other areas of missing silver values as it could yield a significant opportunity for additional economic benefit.

•	Exploration: The Company has initiated work to conduct a robust exploration program during 2022 as it follows up on the significant intercepts previously disclosed in our press releases of September 8, 2021 and February 22, 2022. There has been no exploration drilling at Hycroft since 2014 and no prior focus on understanding the potential feeder to the resource.

www.hycroftmining.com

Diane Garrett, President and CEO, commented: Hycroft continues to be one of the largest gold and silver resources in the world located in the Tier 1 mining jurisdiction of Nevada, USA. We are working diligently to conclude our technical studies for the milling operation and fully understanding the potential to increase estimated silver in the resource model. In addition, we are very excited to be implementing an exploration and drill program for 2022. In addition to the drill targets identified within the known resource area, we have also identified multiple targets outside the known resource area which have high-grade intercepts drilled by predecessor companies and promising geophysics. There remains untapped potential at Hycroft and some of our findings during 2021 support this opportunity.

We are also continuing to work on a number of fronts, including our capital structure, to ensure that Hycroft is well positioned for the future. When we announced the private placement of Hycroft shares to each of AMC Entertainment and Eric Sprott, we also disclosed we would be authorizing an additional 1.0 billion shares of common stock under our charter. The Company’s authorized share capital did not provide us with the necessary flexibility to improve our capital structure and it was prudent to increase the authorized share capital for a variety of corporate purposes. These purposes may include financing transactions as well as adopting additional stock plans or reserving additional shares for issuance under existing plans.

While the Company has sufficient cash on hand to conduct our planned activities at the Hycroft Mine thanks to our successful recent financings, we need to have the flexibility to move promptly should opportunities arise as we develop Hycroft for the long term”.

About Hycroft Mining Holding Corporation

Hycroft is a US-based, gold and silver company developing the Hycroft Mine located in the world-class mining region of Northern Nevada.

FOR FURTHER INFORMATION contact info@hycroftmining.com or visit our website at www.hycroftmining.com.

Diane R. Garrett,

President & CEO

(210) 621-4200

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the Unites States Securities Exchange Act of 1934, as amended, or the Unites States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein and public statements by our officers or representatives, that address activities, events or developments that our management expects or anticipates will or may occur in the future, are forward-looking statements, including but not limited to such things as future business strategy, plans and goals, competitive strengths and expansion and growth of our business. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to” and similar words or expressions, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intention identify forward-looking statements. Forward-looking statements address activities, events or developments that the Company expects or anticipates will or may occur in the future and are based on current expectations and assumptions. These risks may include the following and the occurrence of one or more of the events or circumstances alone or in combination with other events or circumstances, may have a material adverse effect on the Company’s business, cash flows, financial condition and results of operations. Please see our “Risk Factors” set forth our Annual Report on Form 10-K for the year ended December 31, 2021, and other reports filed with the SEC for more information about these and other risks. You are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance or achievements may differ materially from those made in or suggested by the forward-looking statements contained in this news release. In addition, even if our results, performance, or achievements are consistent with the forward-looking statements contained in this news release, those results, performance or achievements may not be indicative of results, performance or achievements in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this news release speak only as of the date of those statements, and we undertake no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.